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                                                                   EXHIBIT 10.39


            THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE BORROWER, AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

                                      NOTE

$3,500,000                                                   Arlington, Virginia
                                                            September [__], 1996

            FOR VALUE RECEIVED, TELCOM VENTURES, L.L.C., a Delaware limited liability company (the "Borrower"), hereby promises to pay to the order of LCC INTERNATIONAL, INC., a Delaware corporation (the "Lender"), the principal sum of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000), together with interest on the unpaid principal balance outstanding from time to time, all as hereinafter set forth.

Payments of Principal and Interest

            Interest from the date hereof on the principal amount outstanding from time to time until and after the maturity hereof until paid shall be payable at the rate of LIBOR plus 1.75 percent per annum (determined as provided below). From and after the date hereof, interest accrued shall be paid by the Borrower to the Lender on each anniversary of the date hereof. Interest shall be calculated on a year of 360 days based upon the actual number of days elapsed.

            Principal shall be payable in equal annual installments of Seven Hundred Thousand and 00/100 Dollars ($700,000) due on each of the first five anniversaries of the date hereof; provided, however, that the entire amount of the unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable on September [__], 2001.

Determination of LIBOR

            On each LIBOR Determination Day, the Lender will determine LIBOR on the basis of the rate for three-month United States dollar deposits that appears on Telerate page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that date will be determined on the
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basis of the rates at which three-month United States dollars are offered by the
Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market. The Lender will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If two or more such quotations are provided, the rate for that date will be the arithmetic mean of the quotations.

            "LIBOR" shall mean, for any quarterly interest period specified herein, the London interbank offered rate for 90-day United States dollar deposits determined in accordance with the provisions of the above paragraph.

            "LIBOR Determination Date" shall mean the first London Business Day of each interest period.

            A "London Business Day" shall mean any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

            "Reference Banks" means at least two and up to four major banks in the London interbank market selected by the Lender.

            "Telerate Page 3750" shall mean the display page currently so designated on the Dow Jones Telerate Service or any successor service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

Manner of Payments

            Payment of both principal and interest shall be paid in lawful money of the United States of America in immediately available funds to the Lender at 2300 Clarendon Boulevard, Suite 800, Arlington, Virginia 22201, or at any other place as the Lender may from time to time designate. All payments shall be applied first to any and all interest accrued through the payment date and then to the unpaid principal balance of this Note.

            The Borrower shall have the right at any time to prepay, without premium or penalty, all or any portion of the unpaid principal balance of this Note and any accrued and unpaid interest thereon.

            If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or a public holiday under the laws of the Commonwealth of Virginia, such payment shall be made on the next business day and such extension of time shall be included in computing interest in connection with such payment.

            Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to the Borrower for cancellation.


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Events of Default

            Upon (i) the Borrower's failure to pay any installment of principal or interest owing under this Note within fifteen (15) days after the date it is due and payable (whether at maturity, by notice of intention to prepay, or otherwise) or (ii) the sale by the Borrower or any of its Affiliates (as hereafter defined) of shares of the outstanding common stock of the Lender which results in the Borrower and its Affiliates collectively owning less than twenty-five percent (25%) of the outstanding common stock of the Lender, the Lender may, by written notice to the Borrower, declare all of the unpaid principal amount of this Note, together with all accrued interest thereon, immediately due and payable. For purposes of this Note, (i) the term "Affiliate" means (A) each Entity (as hereafter defined) that the Borrower controls, (B) each Person (as hereafter defined) that controls the Borrower, (C) each Person which is a member of the Borrower as of the date hereof, and (D) each Entity that is under common control with the Borrower, (ii) the term "Entity" means any corporation, limited liability company, partnership, limited partnership, joint venture, trust, estate, governmental entity or other entity, (iii) the term "Person" means any natural person or Entity and (iv) the term "control" means the possession, directly or indirectly, through one or more intermediaries in the case of any Person, of the power or authority, through ownership of voting securities, by contract or otherwise, to direct the management, activities or policies of an Entity.

            No course of dealing or any delay on the part of the Lender or any registered holder of this Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the rights of the Lender or such holder. Except as expressly provided in this Note, no right conferred hereby on the Lender or any registered holder of this Note shall be exclusive of any other right referred to herein or now or hereafter available at law, in equity, by statute or otherwise. The Borrower hereby waives demand, protest, presentment for payment and diligence in bringing action against any party. The Borrower agrees to pay all reasonable costs of collection (including attorneys' fees) paid or incurred by the Lender or any registered holder of this Note in enforcing all or any portion of this Note upon the occurrence of any default hereunder.

Senior Status

            This Note shall constitute senior indebtedness of the Borrower, and shall rank pari passu with other senior indebtedness of the Borrower. The Borrower shall not subordinate its obligations under this Note to any other indebtedness of Borrower, and shall not represent to any person or entity that such obligations are subordinate to any other indebtedness of Borrower, without the prior written consent of the Lender.


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Notices

            All notices, consents and other communications hereunder shall be provided in writing and shall be delivered personally, by overnight courier, by registered or certified mail (return receipt requested) or by facsimile or similar method of communication (transmission confirmed), to the parties at the following addresses (or such other address as may have been furnished by or on behalf of such party by like notice):

     If to the Borrower:  Telcom Ventures, L.L.C.
                          2300 Clarendon Boulevard, Suite 800
                          Arlington, Virginia 22201
                          Facsimile: (703) 243-4960
                          Attention:  President and General Counsel

     If to the Lender:    LCC International, Inc.
                          2300 Clarendon Boulevard, Suite 800
                          Arlington, Virginia 22201
                          Facsimile: (703) 351-0980
                          Attention:  President and General Counsel

            Communications delivered personally or sent by facsimile shall be deemed received on the date of dispatch. Communications delivered by overnight courier shall be deemed received on the next day after deposit with the courier with all charges prepaid. Communications sent by registered or certified mail shall be deemed received three (3) calendar days after mailing.

General

            This Note has been executed and delivered in Arlington, Virginia and shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Virginia applicable to contracts made and to be performed entirely therein, without giving effect to the rules of conflicts of law.

            Any term of this Note may be amended and the observance of any term hereof may be waived (either generally or in a particular instance) only with the written consent of Borrower and of the Lender and/or its assigns who are then holders of the Note. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of this Note at the time outstanding, each future holder of this Note and Borrower.

            All of the provisions of this Note shall bind and inure to the benefit of Borrower, the Lender and their respective successors and assigns and, in particular, shall inure to the benefit of and be enforceable by any holder or holders of this Note or any part hereof.



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            IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first set forth above.

                                        TELCOM VENTURES, L.C.C.


                                        By: ______________________________
                                            Name:
                                            Title:



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